INTELLIGENT ELECTRONICS, INC. and subsidiaries                                            Exhibit 11
Primary Earnings Per Share Calculation                                                    Page 1 of 2

                                                                 Year ended
                                   ---------------------------------------------------------------------
                                     January 28, 1995        January 29, 1994        January 30, 1993
                                   ---------------------   ---------------------   ---------------------
                                       $      Per Share        $       Per Share       $       Per Share
                                   ---------  ---------   -----------  ---------   ----------  ---------
Continuing operations              8,060,000    $0.23     41,117,000     $1.14     22,134,000    $0.58
Discontinued operation                 --         --      (2,468,000)    (0.07)   (20,160,000)   (0.52)
Sale of BizMart                        --         --       4,276,000      0.12         --          --
Extraordinary item                     --         --           --          --      (3,269,000)   (0.09)
                                   ---------  ---------   -----------  ----------  ----------   --------
Net income (loss)                  8,060,000    $0.23     42,925,000      $1.19    (1,295,000)  ($0.03)
                                   =========  =========  ===========  ==========   ==========   =========
Weighted average common
  shares and share equivalents               34,847,553               36,127,061             37,947,071
                                             ==========               ==========             ==========


Computation of Common Shares and Common Share Equivalents:

                                                                  Year ended
                             -----------------------------------------------------------------------------------
                                 January 28, 1995              January 29, 1994              January 30, 1993
                             ------------------------     -------------------------     ------------------------
                               End of       Weighted        End of        Weighted        End of        Weighted
                               Period       Average         Period        Average         Period        Average
                             ----------    ----------     ----------     ----------     ----------     ----------
Common shares outstanding    39,519,949    34,262,118     39,310,439     35,028,207     36,961,154     36,807,833

Common share equivalents:
  Options                     3,352,025     3,262,724      2,852,095      3,150,026      4,750,300      5,201,258

    Assumed repurchased
      @ average price                      (2,677,289)                   (2,114,506)                   (4,137,041)

  Warrants                            0             0              0         86,374        120,000        120,000
    Assumed repurchased
      @ average price                               0                       (23,040)                      (44,979)
                                           ----------                    ----------                    ----------
Total common share equivalents                585,435                     1,098,854                     1,139,238
                                           ----------                    ----------                    ----------

Total common shares and common
  share equivalents                        34,847,553                    36,127,061                    37,947,071
                                           ==========                    ==========                    ==========
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

INTELLIGENT ELECTRONICS, INC. and subsidiaries                                             Exhibit 11
Fully Diluted Earnings Per Share Calculation                                              Page 2 of 2

                                                                 Year ended
                                   ---------------------------------------------------------------------
                                    January 28, 1995(1)      January 29, 1994        January 30, 1993
                                   ---------------------   ---------------------   ---------------------
                                       $      Per Share        $       Per Share       $       Per Share
                                   ---------  ---------   -----------  ---------   ----------  ---------
Continuing operations              8,060,000    $0.23     41,117,000     $1.13     22,134,000    $0.58
Discontinued operation                --          --      (2,468,000)    (0.07)   (20,160,000)   (0.52)
Sale of BizMart                       --          --       4,276,000      0.12         --          --
Extraordinary item                    --          --          --           --      (3,269,000)   (0.09)
                                   ---------  ---------   -----------  ---------   ----------  ---------
Net income (loss)                  8,060,000    $0.23     42,925,000     $1.18     (1,295,000)  ($0.03)
                                   =========  =========   ==========   =========   ==========  ==========
Weighted average common
  shares and share equivalents               34,847,553               36,520,787              38,204,419
                                             ==========               ==========              ==========


Computation of Common Shares and Common Share Equivalents:

                                                                  Year ended
                             -----------------------------------------------------------------------------------
                              January 28, 1995(1)             January 29, 1994              January 30, 1993
                             ------------------------     -------------------------     ------------------------
                               End of       Weighted        End of        Weighted        End of        Weighted
                               Period       Average         Period        Average         Period        Average
                             ----------    ----------     ----------     ----------     ----------     ----------
Common shares outstanding    39,519,949    34,262,118     39,310,439     35,028,207     36,961,154     36,807,833

Common share equivalents:
  Options                     3,352,025     3,262,724      2,852,095      3,150,026      4,750,300      5,201,258

    Assumed repurchased
      @ ending price                       (2,677,289)                   (1,728,625)                   (3,885,362)

  Warrants                            0             0              0         86,374        120,000        120,000

    Assumed repurchased
      @ ending price                                0                       (15,195)                      (39,310)
                                           ----------                    ----------                    ----------

Total common share equivalents                585,435                     1,492,580                     1,396,586
                                           ----------                    ----------                    ----------
Weighted average common shares and
  common share equivalents                 34,847,553                    36,520,787                    38,204,419
                                           ==========                    ==========                    ==========

(1) For the year ended January 28, 1995, the average market price for the period exceeded the ending market price.  As such, fully dilutive earnings per share was antidilutive.

